UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2005
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 28, 2005, UCBH Holdings, Inc. issued a press release announcing that its Board of Directors has approved the accelerated vesting of all outstanding unvested stock options (“Options”) awarded to employees, officers and directors on or before October 26, 2005 under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan. The effective date of the accelerated vesting is December 27, 2005. Options covering approximately 5.1 million shares of the Company's common stock will be affected by this action, including approximately 1.9 million shares that are held by the Company's executive officers and directors. The number of shares, exercise prices and all of the other relevant terms and conditions applicable to the accelerated Options will remain unchanged. By accelerating the vesting of these Options, the Company estimates that approximately $16.4 million of future compensation expense, net of taxes, will be eliminated, of which $10.6 million would have been incurred in the year ending December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release of December 28, 2005, announcing UCBH Holdings, Inc.’s acceleration of stock option vesting

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: December 28, 2005	By:	/s/ Dennis Wu
Dennis Wu
Executive Vice President and Chief Financial Officer